Limited Power of Attorney

KNOW ALL BY THESE PRESENTS, that the undersigned is required, or may be required in the future, to file reports of changes in beneficial ownership of equity securities of MGIC Investment Corporation (the

"Company").

To facilitate the filing of these reports, the undersigned hereby appoints each person who is the Chief Financial Officer, the General

Counsel, the Associate General Counsel, any Assistant General Counsel,

the Secretary, or any Assistant Secretary of the Company as the

undersigned's attorney-in-fact and agent to: (i) apply on behalf of the undersigned (if necessary) for access to the EDGAR System maintained by Securities and Exchange Commission, (ii) apply on behalf of the undersigned for access codes (if necessary) for the EDGAR

System, and (iii) sign on behalf of the undersigned any Form 3,

Form 4, or Form 5 to be filed by the undersigned with the Securities and Exchange Commission or any securities exchange.

Each of the persons authorized to act as such attorney-in-fact and agent above may do so separately without the concurrence of the other persons.  The authority granted hereunder is granted to the person occupying the position specified at the time such authority is exercised.

Dated:   July 28, 2015

Signature:    /s/  Stephen C. Mackey  /s/

Please print name:       Stephen C. Mackey